Exhibit 3.33

COMPANIES ACTS, 1963 to 2003

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

CANWEST INTERNATIONAL DISTRIBUTION LIMITED

PRELIMINARY

1	Table A: The regulations in Part II of Table A in the First Schedule to the Act (as amended by the Acts) will apply to the company subject to the alterations herein contained and will, so far as not inconsistent with these presents, bind the company and the shareholders.

2	Definitions: In these articles, unless the context otherwise requires:

“the 1983 Act” means the Companies (Amendment) Act, 1983;

“the 1990 Act” means the Companies Act, 1990;

“the Acts” means the Companies Acts, 1963 to 1999;

“the Auditors” means the auditors or auditor for the time being of the company;

“Ireland” means Ireland excluding Northern Ireland and all references in Table A to “the State” will be construed as meaning references to Ireland;

“the Single-Member Company Regulations” means the European Communities (Single-Member Private Limited Companies) Regulations, 1994; and

“Table A” means Table A in the First Schedule to the Act.

3	Interpretations:

3.1	All references in Table A to the Companies Acts, 1963 to 1983 will be construed as references to the Acts.

3.2	Unless the contrary is clearly stated, reference to any section of any of the Acts it to such section as same may be amended, extended or re-enacted (whether before or after the date hereof) from time to time.

3.3	Reference to any legislation or document Includes that legislation or document as amended or supplemented from time to time.

3.4	Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine, and words importing persons include corporations.

3.5	Headings are inserted for convenience only and do not affect the construction of these articles.

SHARE CAPITAL

4	Capital Structure: The capital of the company is Euro 10,000 divided into 10,000 Ordinary Shares of Euro 1.00 each.

5	Directors’ Authority to Allot Shares: The directors are generally and unconditionally authorised to exercise all powers of the company to allot relevant securities (as defined for the purposes of section 20 of the 1983 Act) up to an amount equal to the authorised but unissued share capital of the company as at the date of incorporation of the company and such authority will expire five years from that date eave that the company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired. Section 23(1) of the 1983 Act is hereby excluded in its application in relation to all allotments by the company of equity securities as defined for the purposes of that section.

6	Purchase of Own Shares: Subject to and in accordance with the provisions of the Acts, the company may purchase its own shares (including any redeemable shares).

7	Financial Assistance: The company may give any form of financial assistance which is permitted by the Acts for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the company or in the company’s Holding company and regulation 10 of Part I of Table A will be modified accordingly.

TRANSFER OF SHARES

8	The instrument of transfer of a fully paid up share need not be signed by or on behalf of the transferee and regulation 22 of Part I of Table A will be modified accordingly.

GENERAL MEETINGS

9	General Meeting outside Ireland: The first annual general meeting of the company may be held in or outside Ireland. Subsequent annual general meetings shall be held in Ireland unless in respect of any particular meeting either all the members entitled to attend and vote at such meeting consent in writing to its being held elsewhere or a resolution providing that it be held elsewhere has been passed at the preceding annual general meeting. Extraordinary general meetings may be held in or outside Ireland. Regulation 47 of Part 1 of Table A will not apply and regulation 50 will be construed as if the words “within the State” were deleted therefrom.

10	Auditors’ Requisition: An extraordinary general meeting shall be convened upon the requisition of the Auditors under the circumstances described in section 160 of the 1990 Act, as well as upon the requisition described in regulation 50 of Part 1 of Table A.

PROCEEDINGS AT GENERAL MEETINGS

11	Proxies: In regulation 70 of Part I of Table A the words “not less than 48 hours before the time for holding” and “not less than 48 hours before the time appointed for” will be deleted and there shall be substituted therefor the words “before the commencement of” on both occasions.

12	Poll: A poll may be demanded at any general meeting by any member present in person or by proxy who is entitled to vote thereat and regulation 59 of Part I of Table A will be modified accordingly.

VOTES OF MEMBERS

13	For so long as:

13.1	the company holds shares as treasury shares; or

13.2	any subsidiary of the company holds shares in the company

the company or the subsidiary as the case may be shall not exercise any voting rights in respect of the shares and regulations 63 to 73 of Part I of Table A will be modified accordingly.

RESOLUTIONS IN WRITING BY MEMBERS

14	A resolution in writing made pursuant to regulation 6 of Part II of Table A may consist of one document or two or more documents to the same effect each signed by one or more members.

SINGLE-MEMBER COMPANY

15	If at any time the company has only one member, that is to say that all the issued shares of the company are registered in the name of a sole person (whether a natural person or a body corporate), it will be a single-member company within the meaning of the Single-Member Company Regulations. If and so long as the company is a single-member company, the following provisions will apply notwithstanding anything to the contrary in these Articles or Table A:

15.1	Annual General Meetings: The sole member may decide to dispense with the holding of annual general meetings. Such decision will be effective for the year in which it is made and subsequent years, but nevertheless the sole member or the Auditors may require the holding of an annual general meeting in any such year in accordance with the procedure laid down in the Single-Member Company Regulations.

15.2	Where a decision to dispense with the holding of annual general meetings is in force, the accounts and the directors’ and Auditors’ reports that would otherwise be laid before an annual general meeting shall be sent to the sole member as provided in the Single-Member Company Regulations, and the provisions of the Acts with regard to the annual return and the accounts which apply by reference to the date of the annual general meeting will be construed as provided in the Single-Member Company Regulations.

15.3	Quorum at General Meetings: The sole member, present in person or by proxy, is a sufficient quorum at a general meeting.

15.4	Resolutions of Shareholders: All matters requiring a resolution of the company in general meeting (except the removal of the Auditors from office) may be validly dealt with by a decision of the sole member. The sole member must provide the Company with a written record of any such decision or, if it is dealt with by a written resolution under regulation 6 of Part II of Table A, with a copy of that resolution, and the decision or resolution shall be recorded and retained by the company.

15.5	Contracts with Sole Member: Where the company enters into a contract with the sole member which is not in the ordinary course of business and which is not in writing, and the sole member also represents the company in the transaction (whether as a director or otherwise), the directors shall ensure that the terms of the contract are forthwith set out in a written memorandum or are recorded in the minutes of the next directors’ meeting.

16	If and whenever the company becomes a single-member company or ceases to be a single member company, it shall notify the Registrar of Companies as provided in the Single-Member Company Regulations.

DIRECTORS

17	Number of Directors: The company will have not less than two directors. Regulation 75 of Part I of Table A will not apply.

18	No Share qualification: A director or alternate director will not be required to hold any shares in the company by way of qualification, and regulation 77 of Part I of Table A will not apply.

19	Directors’ Right to Attend Meetings: A director who is not a member of the company will nevertheless be entitled to receive notice of, attend and speak at any general meeting or separate meeting of the holders of any class of shares, and regulation 136 of Part I of Table A will be modified accordingly.

POWERS AND DUTIES OF DIRECTORS

20	Powers to Borrow and Grant Security: The directors may exercise all the powers of the company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and, subject to section 20 of the 1983 Act. to Issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the company or of any third party. Regulation 79 of Part I of Table A will not apply.

21	Interests in Contracts: The obligations of a director to disclose the nature of his interest in any contract or proposed contract with the company will apply equally to any shadow director who shall declare his interest in the manner prescribed by section 27(3) of the 1990 Act.

22	Directors’ Contracts: No contract will be entered into by the company for the employment of, or the provision of services by, a director or a director of a holding company of the company containing a term to which section 28 of the 1990 Act applies without obtaining the approval provided for in that section, and regulation 05 of Part I of Table A will be modified accordingly.

DISQUALIFICATION OF DIRECTORS

23	The office of director will be ipso facto vacated if the director;

23.1	becomes prohibited from being a director of the company by reason of any declaration or order made under section 150 or 160 of the 1990 Act; or

23.2	is removed from office by notice in writing served upon him signed by all his co-directors as well as under the circumstances described in regulation 91 of Part I of Table A.

ROTATION AND RE-ELECTION

24	The directors will not retire at the first annual general meeting or by rotation, or require to be re-elected in general meeting following appointment by the directors. Regulations 92 to 100 inclusive of Part I of Table A will be modified accordingly.

PROCEEDINGS OF DIRECTORS

25	Participation in Board Meetings by Telephone: Any director (including an alternate) or any member of a committee of directors may participate in a meeting of the directors or a committee of directors of which he is a member by means of a conference telephone or similar communicating equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner will be deemed to constitute presence in person (or, as the case may be, by alternate) at each meeting but, for the purposes of determining whether the quorum for the transaction of business exists, any director or committee member in telephonic communication with a meeting of directors or of a committee as the case may be will not be counted in the quorum, and regulation 102 of Part I at Table A will be modified accordingly.

26	Committees of Directors: The meetings and proceedings of any committee formed by the directors will be governed by the provisions of these articles regulating the meetings and proceedings of directors so far as the same are applicable and are not superseded by any regulations imposed on such committee by the directors.

RESOLUTIONS IN WRITING BY DIRECTORS

27	A resolution in writing signed by each director (or his alternate director) will be as valid as if it had been passed at a meeting of the directors duly convened and held, and may consist of one document or two or more documents to the same effect each signed by one or more directors (or their alternates or substitutes), and regulation 109 of Part I of Table A will be modified accordingly.

EXECUTIVE DIRECTORS

28	The directors may from time to time appoint one or more of themselves to be managing director or any other category of executive director for such period and on such terms as to remuneration or otherwise as they think fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. Regulations 110 and 111 of Part I of Table A will not apply and regulation 112 will apply to all executive directors as it applies to a managing director.

ALTERNATE DIRECTORS

29	Any director may from time to time appoint any person to be his alternate. The alternate will be entitled to attend and vote at any meeting of the directors at which the appointer is not personally present and, in the absence of the appointer, to exercise all the powers, rights, duties end authorities of the appointer as a director (other than the right to appoint an alternate hereunder), but will not be entitled to be remunerated otherwise than out of the fees of the appointer. Any appointment under this Article shall be effected by notice in writing given by the appointer to the Secretary. Any appointment so made may be revoked at any time by the appointer by notice in writing given by the appointer to the Secretary, and an alternate’s appointment will ipso facto come to an end if for any reason the appointer ceases to be a director.

30	An alternate may exercise all the powers, lights, duties and authorities of the director appointing him (other than the right to appoint an alternate hereunder).

31

A person may act as an alternate for more than one director and while he is so acting will be entitled to a separate vote for each director he is representing and, if he is himself a director, his vote or votes as an alternate will be in addition to his own vote. An alternate will be counted for the purpose of reckoning whether a quorum is present at any meeting attended by him at which he is entitled to vote, but where he is himself a director or is the alternate of more than one director he will only be counted once for such purpose.

32	Regulation 9 of Part II of Table A will not apply.

THE SEAL

33	An alternate who is not also a director will be entitled to sign or countersign an instrument to which the seal is affixed as if he were the director who appointed him, and regulation 115 of Part I of Table A will be modified accordingly.

ACCOUNTS

34	The company will comply with the provisions of the Acts and all other relevant legislation with regard to accounts, and regulations 125 to 129 of Part I of Table A will be modified accordingly.

CAPITALISATION OF PROFITS

35	The reference in regulation 130 to section 64 of the Act will be construed as a reference to section 207 of the 1990 Act.

AUDITORS

36	The Auditors will be appointed and removed and their rights and duties regulated in accordance with the Acts. The Auditors will be entitled to attend any general meeting and to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive, and to be heard on any part of the business which concerns them as auditors. Regulation 132 of Part I of Table A will not apply.

NOTICES

37	A notice to be given by the company to any person entitled to receive it (the “Addressee”) shall be in writing and may be given to the Addressee personally, delivered or posted (property addressed and prepaid) to his registered address or transmitted by telecopier to any telecopier number which the Addressee may have furnished to the company for the purpose. A notice given in a manner referred to in this article will be deemed to given as follows:

37.1	if given to the Addressee personally or delivered, when so given or delivered;

37.2	if posted, in the case of the notice of a meeting, 24 hours after posting or, in any other case, at the time at which the letter would be delivered in the ordinary course of post; or

37.3	if transmitted by telecopier, when so transmitted provided the correct code or telecopier number is received on the transmission report

Regulation 133 of Table A will not apply.

INDEMNITY

38	Subject to the Acts, every director, managing director, agent, auditor, secretary and other officer for the time being of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 301 of the Act in which relief is granted to him by the court. Regulation 138 of Part I of Table A will not apply.

Names, Addresses and Descriptions of Subscribers

Goodbody Subscriber One Limited

International Financial Services Centre,

North Wall Quay,

Dublin 1.

Limited Liability Company

Dated the 21st day of JUNE, 2001

Witness to the above signatures:

Cornor O’Reilly

25-28 North Wall Quay,

Dublin 1.